SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   -----------

                          FORM 8-A/A (AMENDMENT NO. 1)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            DOMAIN ENERGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                                 76-0526147
(State of Incorporation or Organization)                (I.R.S. Employer
                                                       Identification no.)

1100 LOUISIANA, SUITE 1500, HOUSTON, TEXAS                   77002
 (Address of principal executive offices)                  (zip code)


  If this Form relates to the                If this Form relates to the
  registration of a class of debt            registration of a class of debt
  securities and is effective upon           securities and is to become
  filing pursuant to General                 effective simultaneously with the
  Instruction A(c)(1) please check the       effectiveness of a concurrent
  following box. [ ]                         registration statement under the
                                             Securities Act of 1933 pursuant to
                                             General Instruction A(c)(2) please
                                             check the following box. [ ]


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

     TITLE OF EACH CLASS                        NAME OF EACH EXCHANGE ON WHICH
     TO BE SO REGISTERED                        EACH CLASS IS TO BE REGISTERED
     -------------------                        ------------------------------
   COMMON STOCK, PAR VALUE
       $.01 PER SHARE                               NEW YORK STOCK EXCHANGE

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                     NONE
                               (Title of class)

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            A description of the Common Stock, par value $.01 per share (the "Common Stock"), of Domain Energy Corporation (the "Company") is set forth under the caption "Description of Capital Stock-Common Stock" on page 73 of Amendment No. 3 to the Company's Registration Statement on Form S-1 (File No. 333-24641) (the "Securities Act Registration Statement"). Such description of the Common Stock is incorporated herein by reference.

ITEM 2.     EXHIBITS.1

            1.    The Securities Act Registration Statement.2

            2.    None.

            3.    None.

            4(a) Certificate of Incorporation of the Company (as amended through the date hereof).

            4(b) Form of Amended and Restated Certificate of Incorporation of the Company (to be adopted prior to consummation of the Offering described in the Securities Act Registration Statement).

            4(c)  By-Laws of the Company (as amended through the date hereof).

            4(d) Form of Second Amended and Restated By-Laws of the Company (to be effective upon consummation of the Offering described in the Securities Act Registration Statement).

            5.    Specimen stock certificate of the Common Stock.3

            6.    None.

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1     Pursuant to Instruction II, the foregoing exhibits (except for exhibits 1 and 5) have previously been filed with the New York Stock Exchange and shall not be deemed filed with or incorporated by reference in copies of the registration statement filed with the Commission.
2 Pursuant to Instruction II, exhibit 1 has been filed with the New York Stock Exchange and shall not be deemed filed with or incorporated by reference in copies of the registration statement filed with the Commission.
3 Pursuant to Instruction II, exhibit 5 has been filed with the New York Stock Exchange and shall not be deemed filed with or incorporated by reference in copies of the registration statement filed with the Commission.

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
                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


DOMAIN ENERGY CORPORATION



Date: June 23, 1997                  By:  /S/  MICHAEL V. RONCA
                                          Michael V. Ronca
                                          President and Chief Executive Officer

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